“EXHIBIT 2.1”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS SET FORTH HEREIN, INCLUDING THE MERITS AND RISKS INVOLVED.  THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE SECURITIES TO BE PURCHASE PURSUANT TO THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT IN THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT FOR AN INDEFINITE PERIOD OF TIME.

SUBSCRIPTION AGREEMENT

Sun Network Group, Inc.

Subscription Agreement (the "Subscription Agreement") between, Sun Network Group, Inc., a Florida corporation ("Company")

and Bengt Bjorsvik ("Purchaser").

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Subscription.

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The Purchaser hereby applies to purchase 183,088 shares (the “Shares”) of the $.001 par value common stock (the "Common Stock")  the Company at a price of $.45 per Share for an aggregate subscription price (the "Subscription Price") of US$82,390.00 all in accordance with the terms set forth in this Subscription Agreement.  The subscription evidenced by the execution of this Subscription Agreement by Purchaser is irrevocable, but such subscription may be rejected by the Company in its sole discretion.  In the event that the subscription of the Purchaser is rejected by the Company, the Purchaser understands that all of the obligations of Purchaser hereunder shall terminate.

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Payment of the Subscription Price shall be made in accordance with the Company's request either by certified or official bank check in New York Clearing House funds or similar next day funds payable to the order of the Company or wire transfer of funds pursuant to instructions to be furnished by the Company.

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Representations and Warranties of Purchaser.  The Purchaser acknowledges, represents, warrants and agrees as follows:

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The purchase of the Shares involves a high degree of risk, in that:

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an investment in the Shares is highly speculative, and only those parties that can afford the loss of the entire investment should consider investing in the Shares;

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Purchaser may not be able to liquidate an investment in the Shares; and

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Purchaser could sustain the loss of Purchaser's entire investment in the Shares.

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This Subscription Agreement has not been reviewed by the Securities and Exchange Commission (the "SEC") or any state securities agency because of applicable exemptions from the registration provisions of the Securities Act of 1933 (the "Act") and/or applicable state securities laws (collectively, the "Securities Laws").

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Neither the SEC nor any state securities agency has made any finding or determination of the fairness or suitability for investment in or any endorsement of Company or of the Shares.

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Legal counsel to Company has not provided any information regarding Company to Purchaser nor has such legal counsel independently verified any information regarding Company otherwise obtained by Purchaser or included herein.

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No independent third party, such as an investment banking firm or other expert in evaluating businesses or securities, has made an evaluation of the economic potential of Company.

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The price of the Shares has been determined solely by Company and does not necessarily bear any relationship to the results of operations, net worth or prospects of Company or to any other recognized criteria of value, and should not be considered as an indication of any price at which any of the Shares of Company may trade in the future.

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If the Purchaser is other than an individual:

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The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to purchase and hold the Shares.

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The decision to invest by the Purchaser, the execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transaction contemplated hereby have been duly authorized and no other proceedings on the part of the Purchaser is necessary.

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The person executing this Agreement on behalf of the Purchaser has all right, power and authority to execute and deliver this Subscription Agreement on behalf of the Purchaser.  This Subscription Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

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If the Purchaser is a natural person:

He or she has reached the age of majority in the jurisdiction in which he or she resides and has adequate means of providing for his or her current financial needs and contingencies.

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Purchaser is an accredited investor (an "Accredited Investor") as such term is defined in Rule 501 of Regulation D promulgated under the Act in that, among other things, Purchaser's personal net worth and/or anticipated income are in excess of the amounts required pursuant to such rule.

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The Purchaser is able to bear the economic risks of the investment in the Shares and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

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The Shares are being acquired by the Purchaser for the Purchaser's own account with no intention of assigning any participation or interest therein, and not with a view toward the distribution thereof except in compliance with applicable securities laws and regulations.

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The Purchaser does not intend to dispose of all or a portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

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Purchaser has adequate means of providing for Purchaser's current needs and possible personal contingencies.  Purchaser has no need for liquidity of the investment in the Shares and can afford the loss of the entire investment in the Shares.

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Purchaser recognizes the highly speculative nature of an investment in the Shares.

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The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Shares and of protecting the Purchaser's interests in connection with this transaction, or  Purchaser has employed the services of an investment advisor, attorney or accountant to review any documents furnished or made available by Company to Purchaser in connection with Purchaser's purchase of the Shares in order to evaluate, on behalf of Purchaser, the merits and risks of an investment in the Shares.  The Purchaser recognizes that an investment in the Shares involves a high degree of risk and that the Purchaser may lose the entire investment in the Shares.

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Purchaser understands that Purchaser is purchasing the Shares without being furnished any offering literature or prospectus.  Purchaser has had the opportunity to review all current reports filed by Company (the "Reports") pursuant to the Act and/or the Securities Exchange Act of 1934 (the "Exchange Act").   The Purchaser acknowledges that Purchaser has obtained such information or data as Purchaser may deem appropriate in order to provide the Purchaser with the basis of making an informed investment decision with respect to the purchase of Shares.  The Purchaser has had the opportunity to obtain such information as Purchaser deems necessary to verify the intended use of the proceeds derived from the Purchaser's investment in the Shares.  The Purchaser has been given the opportunity to meet with representatives of the Company and to have such representatives answer any questions and provide any additional information regarding the terms and conditions of an investment in the Shares as deemed relevant by the Purchaser or as a result of any independent investigations made by the Purchaser or any of Purchaser=s representatives.  Except as may be set forth herein, no representations or warranties have been made to Purchaser by Company or any agent, employee or affiliate of Company, as a condition to executing this Subscription Agreement, and Purchaser is not relying on any information other than that which is contained in the Reports or the results of the independent investigation by Purchaser.

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Purchaser understands that the Shares are being offered and sold by Company to Purchaser without registration under the Act and other applicable Securities Laws in reliance upon claimed exemptions from the registration requirements thereof, the applicability of which depends, in part, upon the investment intent of the Purchaser.  In this connection, the Purchaser understands that it is the position of the SEC that the statutory basis for such exemption might not be present if the investment intention of the Purchaser merely meant that the present intention of the Subscriber was to hold the Shares for a short period, such as the capital gains period, period of tax statutes, for a deferred sale, for market rise, or for any other fixed period.  The Purchaser, further realizes that a current purchase with a intention to resell in a relatively short period of time would represent a purchase with an intent inconsistent with the representations that are required by the Company from Purchaser, and the SEC might regard such sale or disposition as a deferred sale to which an exemption in not available.  Accordingly, Purchaser acknowledges that is the specific intention of Purchaser to acquire the Shares for Purchaser's own account and not for distribution or resale to others, and Company is relying upon the truth and accuracy of the foregoing acknowledgment along with the other representation, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

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Purchaser understands that notwithstanding the fact that a limited public market may presently exist for other securities of the Company the Shares can not be sold publicly.  Furthermore, Purchaser understands that at such time as the Shares may be sold publicly, there is no assurance that a public market will then exist.  Purchaser further understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a minimum of a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements of the Act.  Purchaser acknowledges that Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Act or the Exchange Act or dissemination by Company to the public of any current financial or other information concerning Company, as is required by the Rule as one of the conditions of its availability.

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Purchaser understands that Company is under no obligation to register the Shares  and that Company is the only party that may register the Shares issued by it under the Act.

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Company may, if Purchaser so requests, permit the transfer of the Shares out of the name of Purchaser only when a request therefor is accompanied by an opinion of counsel reasonably satisfactory to Company to the effect that neither the sale nor the proposed transfer results in a violation of the Act or other applicable Securities Laws and/or conformity with any Legend (as defined hereinafter) placed upon any certificate representing the Shares.

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Purchaser is not an officer, director or otherwise an Affiliate (as such term is defined in the rules promulgated under the Act) of Company, nor is Purchaser purchasing the Shares for the benefit of any party that is an Affiliate of the Company.

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Purchaser is not engaged in part of a plan or scheme to evade the registration provisions of the Act or any other applicable Securities Laws

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The Purchaser acknowledges that the Purchaser has been advised to consult with the Purchaser's own attorney regarding legal matters concerning the Company and to consult with the Purchaser's tax advisor regarding the tax consequences of acquiring the Shares.

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The Purchaser understands that neither the Shares nor the sale thereof have been registered under the Act or under the Securities Laws.  The Purchaser understands that the transfer of the Shares is restricted and the Shares must be held indefinitely unless the Shares are subsequently registered under the Act or, in the opinion of the Purchaser's counsel, which opinion shall be reasonably acceptable to the Company and the Company's counsel, an exemption from such registration is available at that time.  The Purchaser further understands that the Company has no intention or obligation to  register the Shares under the Act or otherwise.

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The Purchaser understands and agrees that, in addition to the restrictions set forth elsewhere in this Subscription Agreement, the Company and its transfer agent will refuse to register any transfer of the Shares unless the Shares are registered under the Act or an exemption from the registration requirements of the Act is available.

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The Purchaser is not subscribing for the Shares as a result of, nor is the Purchaser aware of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting with respect to the Shares or the Company.

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The address of Purchaser furnished by Purchaser at the end of this Subscription Agreement is the principal residence of Purchaser, if Purchaser is an individual; or the principal business address of Purchaser, if Purchaser is a corporation, partnership, trust or other entity (collectively, an "Entity"); and all offers to Purchaser have been made in the state specified in such address.

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Purchaser understands that a legend (the "Legend") will be placed on the certificate representing the Shares stating that the Shares have not been registered under the Act or other applicable Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof

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Purchaser understands that Company may, in the exercise of its sole discretion, pay commissions or finder fees of up to ten percent (10%) of the Aggregate Subscription Price of the Shares (the "Fees") to certain licensed broker-dealers, finders and others who are instrumental in the sale of the Shares and legally entitled thereto.

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Representations by Company.  Company hereby represents and warrants to Purchaser that as of the date of acceptance by Company of this Subscription Agreement:

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Company is a corporation duly organized, existing and in good standing under the laws of the State of Florida and has the corporate power to conduct the business presently conducted by it.

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The execution, delivery and performance of this Subscription Agreement by Company has been duly approved by the board of directors (the “Board”) of Company and all other actions required to authorize and effect the offer and sale of the Shares to Purchaser will have been duly taken and approved.

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The Shares are duly authorized.  The Shares, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable with no personal liability attaching thereto.

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The execution and delivery of this Subscription Agreement and the issuance of the Shares will not result in a violation of or constitute a default:

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under the certificate of incorporation or bylaws of Company;

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in the performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, in any material agreement or instrument to which Company is a party or by which Company or any of the property of Company may be bound; or

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of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

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Agreement to Indemnify Company.

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Purchaser hereby agrees to indemnify and hold Company and its directors, officers, controlling persons, legal counsel and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against any and all liabilities, damages, losses, costs and expenses that any of the foregoing parties may incur:

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by reason of Purchaser's failure to fulfill any of the terms and conditions of this Subscription Agreement; and

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by reason of the breach by Purchaser of any of the agreements, acknowledgments, understandings, representations or warranties contained in this Subscription Agreement; and

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by reason of any misrepresentation by Purchaser; and

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by reason of any sale or distribution by Purchaser in violation of the Securities Laws; and

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by reason of any and all claims made by or involving any person, other than Purchaser, claiming any interest, right, title, power or authority with respect to the purchase by Purchaser of the Shares.

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Purchaser further agrees and acknowledges that this indemnification provision shall survive any sale or transfer or attempted sale or transfer of all or any portion of the Shares, the dissolution or bankruptcy of Company, default by Company under the Subscription Agreement, or failure of any of the conditions stated in the Subscription Agreement.

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Miscellaneous Provisions.

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Assignment.  The Purchaser agrees not to transfer or assign this Subscription Agreement, or any of the Purchaser's interest herein, and further agrees that the transfer or assignment of Shares shall be made only in accordance with all applicable laws.

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Counterparts.  This Subscription Agreement may be executed in counterparts.  Upon execution and delivery of this Subscription Agreement by Purchaser, this Subscription Agreement shall become a binding obligation of Purchaser with respect to the purchase of the Shares as indicated herein; subject, however, to the right hereby reserved by Company to enter into the same agreements with other Purchasers, to add and/or delete other parties as Purchasers and to modify the number of Shares to be purchased by Purchaser.

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Entire Agreement.  This Subscription Agreement constitutes the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them.

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Further Documents.  The parties agree to execute all such further documents, agreements  and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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Governing Law.  This Subscription Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

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Headings.  The headings contained in this Subscription Agreement have been inserted for convenience of reference only and do not limit or otherwise affect construction or interpretation of any term or provision hereof.

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Invalidity.  Any term or provision of this Subscription Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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Jurisdiction and Venue.  Notwithstanding the location at which this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida.  The parties hereby agree that any dispute that may arise between them as a result of or in connection with this Subscription Agreement shall be adjudicated before a court located in Florida and such parties hereby submit to the exclusive jurisdiction of the courts of the State of Florida and the federal courts in Florida with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Shares hereunder, and consent to service of process in any such action or legal proceeding by means of registered mail or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party may furnish in writing to the other, provided process is actually received.

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Modification.  This Subscription Agreement shall not be changed, modified or amended, except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged, except by performance in accordance with its terms or by a writing signed by the party to be charged.

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Notices.  All notices, consents and other communications under this Subscription Agreement shall be in writing and in each case addressed, as applicable, to Company at it business address or to Purchaser at the address set forth herein, or to such other address as a party may designate as to itself by notice addressed to the other party, and same shall be deemed to have been duly given:

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when delivered by hand; or

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one business day after the business day of transmission when sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by United States mail; or

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one business day after the business day of deposit with the carrier, when sent by Express Mail, Fedex or other recognized express delivery service for overnight delivery.

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Subscription Agreement Binding on Heirs and Assigns.  This Subscription Agreement shall be binding upon Purchaser and the heirs, successors, estate, legal representatives and assigns of Purchaser.

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Survival of Representations and Warranties.  The representations, warranties and covenants of the Purchaser contained herein shall survive the purchase of the Shares.

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Waiver.  A waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

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Purchaser Data.  Purchaser represents and warrants to Company that the following information is complete, accurate and may be relied upon by Company.  In accordance with the foregoing, the following (PLEASE PROVIDE LEGIBLE RESPONSES) is hereby provided:

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Date of Birth; or Date of Incorporation or Organization:

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State or Country of Residence; or Incorporation or Organization:

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Personal Tax Identification Number; or Federal Identification; or Trust Identification

Number:

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Date of Birth of Spouse (if applicable):                                                                  .

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If Purchaser is a corporation, partnership, trust or other entity ("Entity") number of equity owners of Entity:

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Purchaser Address:

City:                                      County:                      Postal Code:

Country:                             Telephone Number: (                   )

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Occupation; or Title:

(Signatures appear next page)

IN WITNESS WHEREOF, Purchaser hereby represents and warrants that Purchaser has read this

entire Subscription Agreement, and has executed this Subscription Agreement this                               day

of                                                        , 2001, at (City)                                                                                   ,

(County)                                            (Country)

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(PLEASE SIGN AS NAME(S) APPEAR IN THIS SUBSCRIPTION AGREEMENT.  WHEN SIGNING AS ATTORNEY, EXECUTOR, PERSONAL REPRESENTATIVE, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH.  IF JOINT OWNERSHIP, BOTH PARTIES MUST SIGN.)

PURCHASER SIGNATURE

PURCHASER SIGNATURE

NOT FOR PURCHASER USE:

Accepted this               day of                                2001.

Sun Network Group, Inc.

By:

Title: